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                                                                   Exhibit 10(c)
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MINNESOTA LIFE                                                APPLICATION PART 3
                                     AGREEMENTS, CERTIFICATION AND AUTHORIZATION

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         Minnesota Life Insurance Company . Individual Policy Issues
          . 400 Robert Street North . St. Paul, Minnesota 55101-2098
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Proposed Insured's Name (Last, First, Middle Name)
[_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

AGREEMENTS/CERTIFICATION: I have read, or had read to me the statements and answers recorded on Part 1 and Part 2 of my application. They are given to obtain this insurance and are, to the best of my knowledge and belief, true and complete and correctly recorded. I understand that any false statement or misrepresentation on this application may result in loss of coverage under this policy subject to the Time Limit on Certain Defenses, incontestability provision, and legal proceedings. I agree that they will become part of this application and any policy issued on it. The insurance applied for will not take effect unless the policy is issued and delivered and the full first premium is paid while the health of the Proposed Insured remains as stated in Part 1 and
Part 2 of the application. If such conditions are met the insurance will take effect as of the Policy Date specified in the policy; the only exception to this is provided in the Receipt and Temporary Life Insurance Agreement, and the Conditional Health Receipt, issued if the premium is paid in advance. No deposit has been made nor any premium paid on the policy applied for, either in cash or by extension of credit, except as stated on this application.

VARIABLE ADJUSTABLE LIFE: I also agree that if this application is for a Variable Adjustable Life policy, that Minnesota Life, if it is unable for any reason to collect funds for units which have been allocated to a sub-account under the policy applied for, may redeem for itself the full value of such units. If such units are no longer available, it may recover that value from any other units of equal value available under the policy.

I UNDERSTAND THAT THE AMOUNT OR THE DURATION OF THE DEATH BENEFIT (OR BOTH) OF THE POLICY APPLIED FOR MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT RESULTS OF THE SUB-ACCOUNTS OF THE SEPARATE ACCOUNT. I UNDERSTAND THAT THE ACTUAL CASH VALUE OF THE POLICY APPLIED FOR INCREASES AND DECREASES DEPENDING ON INVESTMENT RESULTS. THERE IS NO MINIMUM ACTUAL CASH VALUE FOR POLICY VALUES INVESTED IN THESE SUB-ACCOUNTS.

AUTHORIZATION: I authorize any physician, medical practitioner, hospital, clinic or other health care provider, insurance or reinsuring company, consumer reporting agency, the Medical Information Bureau, Inc. (MIB), or employer which has any records or knowledge of the physical or mental health of me or my minor children, to give all such information and any other nonmedical information relating to such persons to Minnesota Life or its reinsurers. This shall include ALL INFORMATION at to any medical history, consultations, diagnoses, prognoses, prescriptions or treatments and tests, including information regarding alcohol or drug abuse, sickle cell disease and AIDS or AIDS-related conditions. To facilitate rapid submission of such information, I authorize all said sources, except MIB, to give such records or knowledge to any agency employed by Minnesota Life to collect and transmit such information.

I understand this information is to be used for the purpose of determining eligibility for insurance and may be used for determining eligibility for benefits. I understand this information may be made available to Underwriting, Claims and support staff of Minnesota Life. I authorize Minnesota Life or its reinsurers to release any such information to reinsuring companies, the MIB, or other persons or organizations performing business or legal services in connection with my application, claim or as may be otherwise lawfully required or as I may further authorize.

I agree this authorization shall be valid for twenty-six months from the date it is signed.

I understand that I have the right to request and receive a copy of this authorization and that a photocopy of this authorization shall be as valid as the original.

I acknowledge that I have been given the Minnesota Life Consumer Privacy Notice. (Notice Regarding Consumer Reports and Notice Regarding Medical Information Bureau, Inc.)

Any person who, with intent to defraud or knowing that he or she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

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PROPOSED INSURED                      DATE SIGNED    CITY          STATE

X
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SIGNATURE OF APPLICANT (if other      DATE SIGNED    CITY          STATE
than Proposed Insured) Give title
if signed on behalf of a business.

X
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WITNESS/REGISTERED REPRESENTATIVE (licensed resident agent)

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SIGNATURE OF PARENT, CONSERVATOR, OR GUARDIAN   APPLICANTS TELEPHONE NUMBER
(on juvenile applications)                      (if other than Proposed Insured)

X
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F.MHC-42663 10-1998